Exhibit 99.1

Revlon Reports Second Quarter Results

Company Remains On-Track with Transformative Revlon 2020 Restructuring Program and Continues to Realize Significant Cost Reductions

Quarterly Results Reflect Strong Cost Containment Measures to Offset Top-Line COVID-19 Impacts

NEW YORK--(BUSINESS WIRE)--August 6, 2020--Revlon, Inc. (NYSE: REV) today announced its results for the quarter ended June 30, 2020.

Quarter ended June 30, 2020 summary developments:1

  As Reported net sales were $347.6 million in the second quarter of 2020, compared to $570.2 million during the prior-year period, a decline of 39.0%. E-commerce net sales increased approximately 58% versus the prior-year period and represented approximately 18% of second quarter 2020 net sales, versus approximately 7% in the prior-year period. As Reported net sales include approximately $214 million of estimated negative impacts associated with COVID-19. Excluding the COVID-19 impacts, net sales on a constant currency basis were essentially flat compared to the prior-year period.
  As Reported operating loss increased to $58.8 million in the second quarter of 2020, compared to a $9.4 million operating loss during the prior-year period. The higher operating loss was driven primarily by the lower net sales due to COVID-19 as described above, $19.8 million of non-cash intangible impairment charges reflecting the financial impacts of COVID-19, $17.5 million of higher restructuring charges primarily related to the Revlon 2020 Restructuring Program and lower gross profit margin, driven primarily by unfavorable sales mix, negative foreign exchange, as well as higher manufacturing overhead absorption costs associated with COVID-19. These negative impacts were partially offset by $136.2 million in lower selling, general and administrative expenses, driven in part by cost reductions associated with the Company's restructuring programs and additional actions specifically implemented to mitigate the adverse impact of COVID-19 on the Company's operating results. Adjusted operating income in the second quarter of 2020 increased by $3.0 million to $7.9 million from $4.9 million in the prior-year period.
  As Reported net loss increased to $126.8 million in the second quarter of 2020, versus a $63.7 million net loss in the prior-year period. The higher net loss was driven primarily by the higher operating loss described above and $13.1 million in higher interest expense, partially offset by a $8.7 million improvement in the benefit from income taxes.
  Adjusted EBITDA(a) in the second quarter of 2020 was $45.4 million versus $47.0 million in the prior-year period, with the decrease driven primarily by COVID-19 related lower net sales, partially offset by lower SG&A expenses and improved adjusted gross profit margin.
  As of June 30, 2020, the Company had total liquidity of $415.7 million.

"Although our business faced significant headwinds in the second quarter of 2020 as result of the ongoing global COVID-19 pandemic, we took aggressive steps to mitigate these effects, which enabled us to greatly reduce the pandemic’s impact to our profitability in the quarter. As a result, our Adjusted EBITDA declined a modest 3% versus the prior-year quarter. We continue to deliver against the objectives of our Revlon 2020 Restructuring Program, which include rightsizing our organization to drive improved profitability, cash flow and liquidity. We are managing the business to conserve cash and liquidity, as well as focusing on stabilizing the business, growing e-commerce and preparing the foundation for our future growth. The Exchange Offer that was announced on July 27, 2020 is consistent with this strategy to protect our liquidity during this uncertain time in the world and in our industry. Despite COVID-related business impacts, we continue to see pockets of resiliency in our business, including a strong 58% growth in e-commerce in the quarter. With our new streamlined operations and lower cost base, we are confident that Revlon is positioned to continue to serve our consumers and customers and drive value for all our stakeholders,” said Debra Perelman, Revlon's President and Chief Executive Officer.

1 The results discussed include the following measures: U.S. GAAP (“As Reported”); and non-GAAP (“Adjusted”), which excludes certain Non-Operating Items and EBITDA Exclusions (as defined in Footnote (a)) from As Reported results. See footnote (a) for further discussion of the Company’s Adjusted measures. Reconciliations of As Reported results to Adjusted results are provided as an attachment to this release. In addition, where indicated, the Company analyzes and presents its results excluding the impact of foreign currency translation (“XFX”). Unless otherwise noted, the discussion is presented on an As Reported basis.

Second Quarter 2020 Results

Total Company Results

In calculating Adjusted results, adjustments were made for the Non-Operating Items and the EBITDA Exclusions in the case of Adjusted EBITDA, in each case as described in footnote (a).

	Three Months Ended June 30, (Unaudited)
	2020		2019		As Reported	Adjusted (*)
(USD millions, except per share data)	As Reported	Adjusted (*)	As Reported	Adjusted (*)	% Change	% Change

Net Sales	$347.6	$347.6	$570.2	$570.2	(39.0)%	(39.0)%
Gross Profit	179.0	201.5	326.3	329.3	(45.1)%	(38.8)%
Gross Margin	51.5%	58.0%	57.2%	57.8%	-570bps	20bps
Operating (Loss) Income	$(58.8)	$7.9	$(9.4)	$4.9	(525.5)%	61.2%
Net Loss	(126.8)	(83.6)	(63.7)	(52.8)	(99.1)%	(58.3)%
Adjusted EBITDA		45.4		47.0		(3.4)%
Diluted Loss per Common Share	$(2.37)	$(1.56)	$(1.20)	$(0.99)	(97.5)%	(57.6)%

(*) Refer to footnote (a) to this Earnings Release for a discussion and reconciliation of the Company's non-GAAP measures, including Adjusted Net Sales, Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted Operating Income (Loss), Adjusted Net Income (Loss), Adjusted EBITDA and Adjusted Diluted Loss per Common Share.

Segment Results

The Company operates in four reporting segments: Revlon; Elizabeth Arden; Portfolio; and Fragrances:

Revlon - The Revlon segment is comprised of the Company's flagship Revlon brands. Revlon segment products are primarily marketed, distributed and sold in the mass retail channel, large volume retailers, chain drug and food stores, chemist shops, hypermarkets, general merchandise stores, e-commerce sites, television shopping, department stores, professional hair and nail salons, one-stop shopping beauty retailers and specialty cosmetic stores in the U.S. and internationally under brands such as Revlon in color cosmetics; Revlon ColorSilk and Revlon Professional in hair color; and Revlon in beauty tools.

Elizabeth Arden - The Elizabeth Arden segment is comprised of the Company's Elizabeth Arden branded products. The Elizabeth Arden segment markets, distributes and sells fragrances, skin care and color cosmetics primarily to prestige retailers, department and specialty stores, perfumeries, boutiques, e-commerce sites, the mass retail channel, travel retailers and distributors, as well as direct sales to consumers via its Elizabeth Arden branded retail stores and elizabetharden.com e-commerce websites, in the U.S. and internationally, under brands such as Elizabeth Arden Ceramide, Prevage, Eight Hour, SUPERSTART, Visible Difference and Skin Illuminating in the Elizabeth Arden skin care brands; and Elizabeth Arden White Tea, Elizabeth Arden Red Door, Elizabeth Arden 5th Avenue and Elizabeth Arden Green Tea in Elizabeth Arden fragrances.

Portfolio - The Company’s Portfolio segment markets, distributes and sells a comprehensive line of premium, specialty and mass products primarily to the mass retail channel, hair and nail salons and professional salon distributors in the U.S. and internationally and large volume retailers, specialty and department stores under brands such as Almay and SinfulColors in color cosmetics; American Crew in men’s grooming products (which are also sold direct-to-consumer on its americancrew.com website); CND in nail polishes, gel nail color and nail enhancements; Mitchum in anti-perspirant deodorants; and Cutex in nail care products. The Portfolio segment also includes a multi-cultural hair care line consisting of Creme of Nature hair care products, which are sold in both professional salons and in large volume retailers and other retailers, primarily in the U.S.; and a hair color line under the Llongueras brand (licensed from a third party) that is sold in the mass retail channel, large volume retailers and other retailers, primarily in Spain.

Fragrances - The Fragrances segment includes the development, marketing and distribution of certain owned and licensed fragrances, as well as the distribution of prestige fragrance brands owned by third parties. These products are typically sold to retailers in the U.S. and internationally, including prestige retailers, specialty stores, e-commerce sites, the mass retail channel, travel retailers and other international retailers. The owned and licensed fragrances include brands such as Juicy Couture (which are also sold direct-to-consumer on its juicycouturebeauty.com website), Britney Spears, Elizabeth Taylor, Curve, John Varvatos, Christina Aguilera, Giorgio Beverly Hills, Ed Hardy, Charlie, Lucky Brand, Paul Sebastian, Alfred Sung, Jennifer Aniston, Mariah Carey, Halston, Geoffrey Beene and AllSaints.

	Three Months Ended June 30, (Unaudited)
	Net Sales
	As Reported		As Reported
(USD millions)	2020	2019	% Change	XFX % Change

Revlon	$135.0	$251.5	(46.3)%	(45.1)%
Elizabeth Arden	80.9	117.4	(31.1)%	(29.6)%
Portfolio	88.5	118.7	(25.4)%	(23.5)%
Fragrances	43.2	82.6	(47.7)%	(46.6)%
Total	$347.6	$570.2	(39.0)%	(37.6)%

	Three Months Ended June 30, (Unaudited)
	Segment Profit
	As Reported		As Reported
(USD millions)	2020	2019	% Change	XFX % Change

Revlon	$12.3	$25.6	(52.0)%	(52.3)%
Elizabeth Arden	10.8	2.7	N.M.	N.M.
Portfolio	14.5	6.1	137.7%	137.7%
Fragrances	7.8	12.6	(38.1)%	(37.3)%
Total	$45.4	$47.0	(3.4)%	(3.0)%

Revlon Segment

Revlon segment net sales in the second quarter of 2020 were $135.0 million, a $116.5 million or 46.3% (45.1% XFX) decrease compared to the prior-year period, with COVID-19 contributing an estimated $115 million ($116 million XFX) to the decrease. The segment's lower net sales were driven primarily by Revlon color cosmetics, as well as lower international net sales of Revlon-branded professional products and Revlon ColorSilk hair color products, due primarily to the continuing effects of COVID-19 on the mass retail channel and on salon activity. This decrease was partially offset by higher net sales of Revlon-branded beauty tools and hair color products in North America.

Revlon segment profit in the second quarter of 2020 was $12.3 million, compared to $25.6 million in the prior-year period, driven primarily by the segment's lower net sales and lower gross profit margin, partially offset by lower brand support.

Elizabeth Arden Segment

Elizabeth Arden segment net sales in the second quarter of 2020 were $80.9 million, a $36.5 million or 31.1% (29.6% XFX) decrease compared to the prior-year period, with COVID-19 contributing an estimated $34 million ($35 million XFX) to the decrease. The lower net sales were driven by certain Elizabeth Arden-branded skin care products and color cosmetics and certain Elizabeth Arden-branded fragrances due, in part, to the continuing effects of COVID-19 on foot traffic at department stores and travel retail outlets, partially offset by higher net sales of Ceramide skin care products predominantly in the Asia region.

Elizabeth Arden segment profit in the second quarter of 2020 was $10.8 million, compared to $2.7 million in the prior-year period, primarily due to the segment's higher gross profit margin and lower brand support, partially offset by the segment's lower net sales.

Portfolio Segment

Portfolio segment net sales of $88.5 million in the second quarter of 2020 decreased by $30.2 million, or 25.4% (23.5% XFX), compared to the prior-year period, with COVID-19 contributing an estimated $30 million ($31 million XFX) to the decrease. The decrease in segment net sales was driven primarily by Almay color cosmetics, American Crew men's grooming products and CND nail products due, in part, to the continuing effects of COVID-19 on the mass retail channel and salons, partially offset by higher net sales of Cutex nail care products and Creme of Nature hair care products, primarily in North America.

Portfolio segment profit in the second quarter of 2020 improved to $14.5 million, compared to $6.1 million in the prior-year period, driven by the segment's lower SG&A and brand support expenses as a result of cost reductions achieved through the Company's initiatives designed to mitigate the adverse impact of COVID-19 on the Company's operating results, as well as the Revlon 2020 Restructuring Program, partially offset by the segment's lower net sales and lower gross profit margin.

Fragrances Segment

Fragrances segment net sales of $43.2 million in the second quarter of 2020 decreased by $39.4 million, or 47.7% (46.6% XFX), compared to the prior-year period, with COVID-19 contributing an estimated $34 million ($35 million XFX) to the decrease. The segment's lower net sales were driven primarily by the continuing impacts from COVID-19, especially in the prestige channel due to temporary door closures.

Fragrances segment profit in the second quarter of 2020 was $7.8 million, compared to $12.6 million in the prior-year period, primarily as a result of the segment's lower net sales, partially offset by higher gross profit margin and lower SG&A and brand support expenses, driven by cost reductions achieved through the Company's initiatives designed to mitigate the adverse impact of COVID-19 on the Company's operating results, as well as the Revlon 2020 Restructuring Program.

Geographic Net Sales

Overall, As Reported total net sales decreased by 39.0% (or 37.6% XFX) in the second quarter of 2020, compared to the prior-year period, as detailed below by segment for the Company's North America and International Regions.

	Three Months Ended June 30, (Unaudited)
(USD millions)	2020 As Reported	2019 As Reported	As Reported % Change	As Reported XFX % Change
Net Sales:
Revlon
North America	$80.1	$134.7	(40.5)%	(40.3)%
International	54.9	116.8	(53.0)%	(50.7)%
Elizabeth Arden
North America	$15.0	$26.2	(42.7)%	(42.7)%
International	65.9	91.2	(27.7)%	(25.8)%
Portfolio
North America	$52.1	$73.0	(28.6)%	(28.4)%
International	36.4	45.7	(20.4)%	(15.8)%
Fragrances
North America	$29.7	$52.6	(43.5)%	(43.5)%
International	13.5	30.0	(55.0)%	(52.0)%
Total Net Sales	$347.6	$570.2	(39.0)%	(37.6)%

Total Net Sales Summary
North America	$176.9	$286.5	(38.3)%	(38.1)%
International	170.7	283.7	(39.8)%	(37.2)%

Revlon Segment

In North America, Revlon segment net sales of $80.1 million in the second quarter of 2020 decreased by $54.6 million, or 40.5% (40.3% XFX), compared to the prior-year period, with COVID-19 contributing an estimated $50 million ($50 million XFX) to the decrease. The segment's lower net sales in North America were primarily driven by lower net sales of Revlon color cosmetics, due to the continuing effects of COVID-19 on the mass retail channel, partially offset by higher net sales of Revlon-branded beauty tools and hair-care products.

In International, Revlon segment net sales of $54.9 million in the second quarter of 2020 decreased by $61.9 million, or 53.0% (50.7% XFX), compared to the prior-year period, with COVID-19 contributing an estimated $65 million ($67 million XFX) to the decrease, partially offset by continued strong growth in e-commerce net sales. The lower International net sales were driven primarily by Revlon color cosmetics, as well as lower net sales of Revlon-branded professional hair-care products and Revlon ColorSilk hair color products, within the Company's EMEA, Asia, Latin America and Pacific regions, due to the continuing effects of COVID-19 on the mass retail channel and salons.

Elizabeth Arden Segment

In North America, Elizabeth Arden segment net sales were $15.0 million in the second quarter of 2020, a decrease of $11.2 million, or 42.7% (42.7% XFX), compared to the prior-year period, with COVID-19 contributing an estimated $11 million ($11 million XFX) to the decrease. The lower North America net sales were driven in large part by the segment's lower net sales of certain Elizabeth Arden-branded skin care and color cosmetics products, as well as Elizabeth Arden-branded fragrances, due primarily to the continuing effects of COVID-19 on foot traffic at department stores and other retail outlets, partially offset by higher net sales of Ceramide skin care products.

In International, Elizabeth Arden segment net sales of $65.9 million in the second quarter of 2020 decreased by $25.3 million, or 27.7% (25.8% XFX), compared to the prior-year period, with COVID-19 contributing an estimated $23 million ($24 million XFX) to the decrease. The lower International net sales were driven by certain Elizabeth Arden-branded skin care products and color cosmetics products, as well as Elizabeth Arden-branded fragrances, primarily within the Company's EMEA region due to the continuing effects of COVID-19 on foot traffic at department stores and travel retail outlets. This decrease was partially offset by higher net sales of Elizabeth Arden-branded Ceramide skin care products and Green Tea fragrances within the Company's Asia region.

Portfolio Segment

In North America, Portfolio segment net sales of $52.1 million in the second quarter of 2020 decreased by $20.9 million, or 28.6% (28.4% XFX), compared to the prior-year period, with COVID-19 contributing an estimated $21 million ($21 million XFX) to the decrease. The lower North America net sales were driven by Almay color cosmetics, CND nail products, American Crew men's grooming products and Mitchum anti-perspirant deodorants, primarily due to the continuing effects of COVID-19 on the mass retail channel and salons. This decrease was partially offset primarily by higher net sales of Cutex nail products and SinfulColors color cosmetics, as well as Creme of Nature hair care products.

In International, Portfolio segment net sales of $36.4 million in the second quarter of 2020 decreased by $9.3 million, or 20.4% (15.8% XFX), compared to the prior-year period, with COVID-19 contributing an estimated $9 million ($10 million XFX) to the decrease. The lower International net sales were driven primarily by the segment's lower net sales of American Crew men's grooming products, Mitchum anti-perspirant deodorants and Almay color cosmetics, primarily in the Company's EMEA region, driven by the continuing effects of COVID-19 on salons and the mass retail channel, partially offset by continued strong growth in e-commerce net sales.

Fragrances Segment

In North America, Fragrances segment net sales of $29.7 million in the second quarter of 2020 decreased by $22.9 million, or 43.5% (43.5% XFX), compared to the prior-year period, with COVID-19 contributing an estimated $22 million ($22 million XFX) to the decrease. The segment's lower net sales in North America compared to the prior year quarter were driven primarily by the continuing impacts from COVID-19, especially in the prestige channel due to temporary door closures.

In International, Fragrances segment net sales of $13.5 million in the second quarter of 2020 decreased by $16.5 million, or 55.0% (or 52.0% XFX), compared to the prior-year period, with COVID-19 contributing an estimated $13 million ($13 million XFX) to the decrease. The segment's lower international net sales were due to lower net sales of certain licensed fragrances primarily in the Company's EMEA region, driven by the continuing impacts from COVID-19 and retail door closures.

Cash Flow

Net cash used in operating activities in the first half of 2020 was $164.2 million, compared to $41.2 million in the prior-year period. The increase in cash usage was driven primarily by the COVID-related lower net sales. Free cash flow(a) used in the first half of 2020 was $166.9 million, compared to $53.4 million used in the prior-year period. The increase in free cash flow usage was driven by higher operating cash flow usage, due in part to the COVID-related impacts on the business, partially offset by lower capital expenditures.

Liquidity Update

As of June 30, 2020, the Company had approximately $415.7 million of available liquidity, consisting of $338.5 million of unrestricted cash and cash equivalents, as well as $50.7 million in available borrowing capacity under the Amended 2016 Revolving Credit Facility (which had $249.5 million drawn as of such date) and $30.0 million in available borrowing capacity under the Amended 2019 Senior Line of Credit (which was undrawn as of such date), less float of approximately $3.5 million.

As of July 31, 2020, the Company estimates that it had approximately $392 million of available liquidity, consisting of approximately $318 million of unrestricted cash and cash equivalents, as well as $51 million in available borrowing capacity under the Amended 2016 Revolving Credit Facility (which had $259 million drawn as of such date) and $30 million in available borrowing capacity under the Amended 2019 Senior Line of Credit (which was undrawn as of such date), less float of approximately $7 million.

Senior Notes Exchange Offer

On July 27, 2020, Revlon, Inc.’s wholly owned operating subsidiary, Revlon Consumer Products Corporation (“RCPC”), commenced an offer to exchange (the “Exchange Offer”) any and all of its outstanding 5.75% Senior Notes due 2021 (the “Existing Notes”) for a combination of 5.75% Senior Notes due February 15, 2024 (the “New Notes”) and an Early Tender/Consent Fee, payable in cash, upon the terms and conditions set forth in the confidential Offering Memorandum and Consent Solicitation Statement provided to holders of the Existing Notes (the “Offering Memorandum”), dated July 27, 2020. The New Notes will be senior unsecured notes with terms substantially the same as those of the Existing Notes, with certain adjustments specified in the Offering Memorandum. Concurrently with the Exchange Offer, the Company is soliciting consents (the “Consent Solicitation”) to eliminate substantially all of the restrictive covenants and certain events of default with respect to the Existing Notes.

Unless earlier terminated or extended, the Exchange Offer will expire at 11:59 p.m. E.D.T. on August 21, 2020. For each $1,000 principal amount of Existing Notes tendered into the Exchange Offer and Consent Solicitation prior to the early tender deadline of 5:00 p.m. E.D.T. on August 7, 2020, holders of Existing Notes will receive $750 principal amount of New Notes and $50 of cash as an early tender/consent fee. Holders who tender their Existing Notes after the early tender deadline will receive only $750 principal amount of New Notes for each $1,000 principal amount of Existing Notes tendered.

The Exchange Offer and Consent Solicitation are subject to the following conditions precedent: (i) the valid tender without valid withdrawal of not less than 95% of the aggregate outstanding principal amount of Existing Notes (and the provision of the related Consents for such tendered Existing Notes); (ii) the receipt of all necessary consents from the lenders under the Company’s term and revolving credit agreements required in order to consummate the Exchange Offer and Consent Solicitation; (iii) the receipt of requisite consents in the Consent Solicitation; and (iv) various other customary conditions precedent. The conditions precedent are for the sole benefit of the Company and may be amended or waived, in whole or in part, at any time, in the sole and absolute discretion of the Company, subject to applicable law.

Second Quarter 2020 Results Conference Call

The Company will host a conference call with members of the investment community today, August 6, 2020, at 8:30 A.M. EDT to discuss its second quarter 2020 financial results. Access to the call is available to the public at www.revloninc.com.

Footnotes to Press Release

(a) Non-GAAP Financial Measures: EBITDA; Adjusted EBITDA; Adjusted net sales; Adjusted operating loss/income; Adjusted net income/loss; Adjusted gross profit; Adjusted gross profit margin; Adjusted diluted loss per common share and free cash flow (together, the “Non-GAAP Measures”) are non-GAAP financial measures. See the reconciliations of such Non-GAAP Measures to their most directly comparable GAAP measures in the accompanying financial tables, to the extent not otherwise directly reconciled in the Company’s financial results.

The Company defines EBITDA as income from continuing operations before interest, taxes, depreciation, amortization, gains/losses on foreign currency fluctuations, gains/losses on the early extinguishment of debt and miscellaneous expenses (the foregoing being the “EBITDA Exclusions”). The Company presents Adjusted EBITDA to exclude the EBITDA Exclusions, as well as the impact of non-cash stock-based compensation expense and certain other non-operating items that are not directly attributable to the Company's underlying operating performance (the “Non-Operating Items”). The following table identifies the Non-Operating Items excluded in the presentation of Adjusted EBITDA for all periods:

(USD millions)	Q2 2020	Q2 2019
Income Adjustments to EBITDA
	(Unaudited)
Non-Operating Items:
Non-cash stock-based compensation expense	$1.1	$3.4
Restructuring and related charges	22.3	9.9
Acquisition, integration and divestiture costs	1.2	—
Loss on divested assets	(0.2)	—
Financial control remediation and sustainability actions and related charges	5.7	4.4
Impairment charges	19.8	—
COVID-19 charges	17.9	—

Adjusted net loss and adjusted diluted loss per common share exclude the after-tax impact of the Non-Operating Items from As Reported net loss.

The Company excludes the EBITDA Exclusions and Non-Operating Items, as applicable, in calculating the Non-GAAP Measures because the Company's management believes that some of these items may not occur in certain periods, the amounts recognized can vary significantly from period to period and/or these items do not facilitate an understanding of the Company's underlying operating performance.

Free cash flow is defined as net cash provided by/used in operating activities, less capital expenditures for property, plant and equipment. Free cash flow excludes proceeds on sale of discontinued operations. Free cash flow does not represent the residual cash flow available for discretionary expenditures, as it excludes certain expenditures such as mandatory debt service requirements, which for the Company are significant.

The Company's management uses the Non-GAAP Measures as operating performance measures, and in the case of free cash flow, as a liquidity measure (in conjunction with GAAP financial measures), as an integral part of its reporting and planning processes and to, among other things: (i) monitor and evaluate the performance of the Company's business operations, financial performance and overall liquidity; (ii) facilitate management's internal comparisons of the Company's historical operating performance of its business operations; (iii) facilitate management's external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of the Company's management team and, together with other operational objectives, as a measure in evaluating employee compensation, including bonuses and other incentive compensation; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.

Management believes that the Non-GAAP Measures are useful to investors to provide them with disclosures of the Company's operating results on the same basis as that used by management. Management believes that the Non-GAAP Measures provide useful information to investors about the performance of the Company's overall business because such measures eliminate the effects of certain charges that are not directly attributable to the Company's underlying operating performance. Additionally, management believes that providing the Non-GAAP Measures enhances the comparability for investors in assessing the Company’s financial reporting. Management believes that free cash flow is useful for investors because it provides them with an important perspective on the cash available for debt service and other strategic measures, after making necessary capital investments in property and equipment to support the Company's ongoing business operations, and provides them with the same measures that management uses as the basis for making resource allocation decisions.

Accordingly, the Company believes that the presentation of the Non-GAAP Measures, when used in conjunction with GAAP financial measures, are useful financial analytical measures that are used by management, as described above, and therefore can assist investors in assessing the Company's financial condition, operating performance and underlying strength. The Non-GAAP Measures should not be considered in isolation or as a substitute for their respective most directly comparable As Reported financial measures prepared in accordance with GAAP, such as net income/loss, operating income/loss, diluted earnings/loss per share or net cash provided by (used in) operating activities. Other companies may define such non-GAAP measures differently. Also, while EBITDA and Adjusted EBITDA, as used in this release, are defined differently than Adjusted EBITDA for the Company's credit agreements and indentures, certain financial covenants in its borrowing arrangements are tied to similar financial measures. These non-GAAP financial measures should be read in conjunction with the Company's financial statements and related footnotes filed with the SEC.

(b) Segment profit is defined as income from continuing operations for each of the Company's Revlon, Elizabeth Arden, Portfolio and Fragrances segments, excluding the EBITDA Exclusions. Segment profit also excludes the impact of certain items that are not directly attributable to the segments' underlying operating performance, including the impact of the Non-Operating Items noted above in footnote (a). The Company does not have any material inter-segment sales.

FORWARD-LOOKING STATEMENTS

Statements made in this press release, which are not historical facts, are forward-looking and are provided pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made and the Company undertakes no obligation to publicly update any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in general U.S. or international economic or industry conditions and/or conditions in the Company’s reportable segments; changes in estimates, expectations or assumptions; or other circumstances, conditions, developments and/or events arising after the issuance of this press release, except for the Company's ongoing obligations under the U.S. federal securities laws. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on preliminary or potentially inaccurate estimates and assumptions that could cause actual results to differ materially from those expected or implied by the estimated financial information. Such forward-looking statements include, among other things: (i) the Company’s belief that it is continuing to deliver against the objectives of our Revlon 2020 Restructuring Program, which include rightsizing the Company’s organization to drive improved profitability, cash flow and liquidity; (ii) the Company’s belief that it is managing the business to conserve cash and liquidity, as well as focusing on stabilizing its business, growing e-commerce and preparing the foundation for the Company’s future growth; (iii) the Company’s belief that despite COVID-related business impacts, it continues to see pockets of resiliency in its business, including a strong 58% growth in e-commerce in the quarter; (iv) the Company’s belief that, with its new streamlined operations and lower cost base, Revlon is positioned to continue to serve its consumers and customers and drive value for all of its stakeholders; (v) the Company’s plans to consummate the Exchange Offer and refinance the 5.75% Senior Notes and its belief that the Exchange Offer is consistent with the Company’s strategy to protect its liquidity during this uncertain time in the world and in its industry. Actual results may differ materially from the Company's forward-looking statements for a number of reasons, including as a result of the risks and other items described in Revlon’s filings with the SEC, including, without limitation, in Revlon’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and amendments thereto, if any, filed with the SEC during 2019 and 2020 (which may be viewed on the SEC’s website at http://www.sec.gov or on Revlon, Inc.’s website at http://www.revloninc.com). Additional important factors that could cause actual results to differ materially from those indicated by the Company’s forward-looking statements include: (i) difficulties, delays or unanticipated costs or charges or less than expected cost reductions and other benefits resulting from the Company's restructuring activities, such as in connection with the Revlon 2020 Restructuring Program, higher than anticipated restructuring charges and/or payments and/or changes in the expected timing of such charges and/or payments; and/or less than expected additional sources of liquidity from such initiatives; (ii) lower than expected operating revenues, cash on hand and/or other permissible borrowings or generated from cost reductions resulting from the implementation of the Revlon 2020 Restructuring Program and/or other cost control initiatives and/or difficulties, delays in or less than expected results from the Company's efforts to execute on its business strategies to drive its future success and growth, including, without limitation: (1) less than effective new product development and innovation, less than expected acceptance of its new products and innovations by the Company's consumers and/or customers in one or more of its segments and/or less than expected levels of execution vis-à-vis its new product launches with its customers in one or more of its segments or regions, in each case whether attributable to COVID-19 or otherwise; (2) less than expected levels of advertising, promotional and/or marketing activities for its new product launches, less than expected acceptance of its advertising, promotional, pricing and/or marketing plans and/or brand communication by consumers and/or customers in one or more of its segments, less than expected investment in advertising, promotional and/or marketing activities or greater than expected competitive investment, in each case whether attributable to COVID-19 or otherwise; and/or (3) difficulties or disruptions impacting the Company's ability to ensure availability of its products where consumers shop, both in-store and increasingly online; (iii) unanticipated circumstances or results affecting the Company's financial performance and or sales growth, including: greater than anticipated levels of consumers choosing to purchase their beauty products through e-commerce and other social media channels and/or greater than anticipated declines in the brick-and-mortar retail channel, or either of those conditions occurring at a rate faster than anticipated; the Company's inability to address the pace and impact of the new commercial landscape, such as its inability to enhance its e-commerce and social media capabilities and/or increase its penetration of e-commerce and social media channels; the Company's inability to drive a successful long-term omni-channel strategy and significantly increase its e-commerce penetration; difficulties, delays and/or the Company's inability to (in whole or in part) develop and implement effective content to enhance its online retail position, improve its consumer engagement across social media platforms and/or transform its technology and data to support efficient management of its digital infrastructure; the Company incurring greater than anticipated levels of expenses and/or debt to facilitate the foregoing objectives, which could result in, among other things, less than anticipated revenues and/or profitability; decreased consumer spending in response to weak economic conditions or weakness in the consumption of beauty products in one or more of the Company's segments, whether attributable to COVID-19 or otherwise; adverse changes in tariffs, foreign currency exchange rates, foreign currency controls and/or government-mandated pricing controls; decreased sales of the Company's products as a result of increased competitive activities by the Company's competitors; decreased performance by third-party suppliers, whether due to COVID-19, shortages of raw materials or otherwise; and/or supply disruptions at the Company's manufacturing facilities, whether attributable to COVID-19 or otherwise; changes in consumer preferences, such as reduced consumer demand for the Company's color cosmetics and other current products, including new product launches; changes in consumer purchasing habits, including with respect to retailer preferences and/or among sales channels, such as due to the continuing consumption declines in core beauty categories in the mass retail channel in North America, whether attributable to COVID-19 or otherwise; lower than expected customer acceptance or consumer acceptance of, or less than anticipated results from, the Company's existing or new products, whether attributable to COVID-19 or otherwise; higher than expected retail store closures in the brick-and-mortar channels where the Company sells its products, as consumers continue to shift purchases to online and e-commerce channels, whether attributable to COVID-19 or otherwise; higher than expected purchases of permanent displays, capital expenditures, debt service payments and costs, cash tax payments, pension and other post-retirement plan contributions, payments in connection with the Company's restructuring programs (such as the Revlon 2020 Restructuring Program), severance not otherwise included in the Company's restructuring programs, business and/or brand acquisitions (including, without limitation, through licensing transactions), if any, debt and/or equity repurchases, if any, costs related to litigation, discontinuing non-core business lines and/or entering and/or exiting certain territories and/or channels of trade, advertising, promotional and marketing activities or for sales returns related to any reduction of space by the Company's customers, product discontinuances or otherwise or lower than expected results from the Company's advertising, promotional, pricing and/or marketing plans, whether attributable to COVID-19 or otherwise; decreased sales of the Company’s existing or new products, whether attributable to COVID-19 or otherwise; actions by the Company's customers, such as greater than expected inventory management and/or de-stocking, and greater than anticipated space reconfigurations or reductions in display space and/or product discontinuances or a greater than expected impact from pricing, marketing, advertising and/or promotional strategies by the Company's customers, whether attributable to COVID-19 or otherwise; and changes in the competitive environment and actions by the Company's competitors, including, among other things, business combinations, technological breakthroughs, implementation of new pricing strategies, new product offerings, increased advertising, promotional and marketing spending and advertising, promotional and/or marketing successes by competitors; (iv) difficulties, delays or the inability of the Company to continue to serve its consumers and customers and drive value for all the Company’s stakeholders, such as due to, among other things, and/or difficulties with, delays in or the Company’s inability to generate certain reductions in its selling, general and/or administrative expenses and/or eliminate certain positions and/or changes in the timing of realizing such benefits and/or less than anticipated annualized cost reductions from the Revlon 2020 Restructuring Program and other cost reduction initiatives and/or changes in the timing of realizing such cost reductions, and/or more than expected costs to achieve the expected cost reductions; (v) difficulties or delays that could affect the Company's ability to consummate the Exchange Offer and/or refinance the 5.75% Senior Notes, in whole or in part, such as due to the Company's respective businesses experiencing ongoing COVID-19 related disruptions or other factors. Factors other than those referred to above could also cause Revlon’s results to differ materially from expected results. Additionally, the business and financial materials and any other statement or disclosure on, or made available through, Revlon’s website or other websites referenced herein shall not be incorporated by reference into this press release.

REVLON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(dollars in millions, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(Unaudited)		(Unaudited)

Net sales	$347.6	$570.2	$800.6	$1,123.4
Cost of sales	168.6	243.9	366.4	481.7
Gross profit	179.0	326.3	434.2	641.7
Selling, general and administrative expenses	196.3	332.5	485.7	665.1
Acquisition, integration and divestiture costs	1.2	—	3.3	0.6
Restructuring charges and other, net	20.7	3.2	45.5	8.7
Impairment charges	19.8	—	144.1	—
(Gain) loss on divested assets	(0.2)	—	0.6	—
Operating loss	(58.8)	(9.4)	(245.0)	(32.7)

Other expenses:
Interest expense	60.9	47.8	109.3	95.5
Amortization of debt issuance costs	6.0	3.5	10.0	6.7
(Gain) loss on early extinguishment of debt, net	(11.9)	—	(11.9)	—
Foreign currency losses, net	2.3	1.2	18.9	1.4
Miscellaneous, net	20.6	4.6	16.5	5.9
Other expenses	77.9	57.1	142.8	109.5

Loss from continuing operations before income taxes	(136.7)	(66.5)	(387.8)	(142.2)
Benefit from income taxes	(9.9)	(1.2)	(47.1)	(1.1)
Loss from continuing operations, net of taxes	(126.8)	(65.3)	(340.7)	(141.1)
Income from discontinued operations, net of taxes	—	1.6	—	2.3
Net loss	$(126.8)	$(63.7)	$(340.7)	$(138.8)

Other comprehensive (loss) income:
Foreign currency translation adjustments	10.3	2.6	5.1	1.3
Amortization of pension related costs, net of tax	4.0	2.7	6.5	4.9
Other comprehensive (loss) income, net	14.3	5.3	11.6	6.2
Total comprehensive loss	$(112.5)	$(58.4)	$(329.1)	$(132.6)

Basic and Diluted (loss) earnings per common share:
Continuing operations	$(2.37)	$(1.23)	$(6.39)	$(2.66)
Discontinued operations	—	0.03	—	0.04
Net loss	$(2.37)	$(1.20)	$(6.39)	$(2.62)

Weighted average number of common shares outstanding:
Basic	53,471,004	53,126,700	53,319,228	53,020,633
Diluted	53,471,004	53,126,700	53,319,228	53,020,633

REVLON, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(dollars in millions)

	June 30,	December 31,
	2020	2019
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$338.5	$104.3
Trade receivables, net	288.3	423.4
Inventories	511.2	448.4
Prepaid expenses and other current assets	144.9	135.3
Total current assets	1,282.9	1,111.4
Property, plant and equipment, net	365.5	408.6
Deferred income taxes	229.2	175.1
Goodwill	562.7	673.7
Intangible assets, net	441.6	490.7
Other assets	117.4	121.1
Total assets	$2,999.3	$2,980.6

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current liabilities:
Short-term borrowings	$2.6	$2.2
Current portion of long-term debt	648.3	288.0
Accounts payable	224.6	251.8
Accrued expenses and other current liabilities	378.5	414.9
Total current liabilities	1,254.0	956.9
Long-term debt	2,975.8	2,906.2
Long-term pension and other post-retirement plan liabilities	170.6	181.2
Other long-term liabilities	147.4	157.5
Total stockholders' deficiency	(1,548.5)	(1,221.2)
Total liabilities and stockholders' deficiency	$2,999.3	$2,980.6

REVLON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in millions)
	Six Months Ended
	June 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:	(Unaudited)
Net loss	$(340.7)	$(138.8)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	73.2	85.7
Foreign currency losses from re-measurement	18.9	1.4
Amortization of debt discount	0.8	0.8
Stock-based compensation amortization	3.5	3.8
Impairment charges	144.1	—
Benefit from deferred income taxes	(56.6)	(12.4)
Amortization of debt issuance costs	10.0	6.7
Loss on divested assets	0.6	—
Pension and other post-retirement cost	2.7	4.1
(Gain) loss on early extinguishment of debt, net	(11.9)	—
Paid-in-kind interest accrued on the 2020 Brandco Facilities	1.5	—
Change in assets and liabilities:
Decrease in trade receivables	126.3	42.8
Increase in inventories	(70.6)	(36.7)
Increase in prepaid expenses and other current assets	(7.4)	(11.5)
(Decrease) Increase in accounts payable	(13.3)	73.3
Decrease in accrued expenses and other current liabilities	(23.5)	(55.4)
Pension and other post-retirement plan contributions	(5.5)	(4.5)
Purchases of permanent displays	(12.7)	(20.1)
Other, net	(3.6)	19.6
Net cash used in operating activities	(164.2)	(41.2)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(2.7)	(12.2)
Net cash used in investing activities	(2.7)	(12.2)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net decrease in short-term borrowings and overdraft	(7.0)	(18.8)
Borrowings under the 2020 BrandCo Facilities	880.0	—
Repurchase of the 5.75% Senior Notes	(99.6)	—
Net borrowings under the Amended 2016 Revolving Credit Facility	(22.9)	59.9
Repayment of the 2019 Term Loan Facility	(200.0)	—
Repayment under the 2018 Foreign Asset-Based Term Loan	(31.4)	—
Repayments under the 2016 Term Loan Facility	(6.9)	(9.0)
Payment of financing costs	(101.2)	(1.4)
Tax withholdings related to net share settlements of restricted stock and RSUs	(1.6)	(1.6)
Other financing activities	(1.0)	(0.5)
Net cash provided by financing activities	408.4	28.6
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2.1)	0.5
Net increase (decrease) in cash, cash equivalents and restricted cash	239.4	(24.3)
Cash, cash equivalents and restricted cash at beginning of period	104.5	87.5
Cash, cash equivalents and restricted cash at end of period	$343.9	$63.2
Supplemental schedule of cash flow information:
Cash paid during the period for:
Interest	$105.9	$94.8
Income taxes, net of refunds	6.8	0.6
Supplemental schedule of non-cash investing and financing activities:
Non-cash roll-up of participating lenders from the 2016 Term Loan Facility to the 2020 Brandco Facilities	$809.8	$—
Paid-in-kind debt issuance costs capitalized to the 2020 Brandco Facilities	29.1	—

REVLON, INC. AND SUBSIDIARIES
EBITDA AND ADJUSTED EBITDA RECONCILIATION
(dollars in millions)

	Three Months Ended June 30,
	2020	2019
	(Unaudited)
Reconciliation to net loss:
Net loss	$(126.8)	$(63.7)
Income from discontinued operations, net of taxes	—	1.6
Loss from continuing operations, net of taxes	(126.8)	(65.3)

Interest expense, net	60.9	47.8
Amortization of debt issuance costs	6.0	3.5
Loss on early extinguishment of debt	(11.9)	—
Foreign currency losses, net	2.3	1.2
Benefit from income taxes	(9.9)	(1.2)
Depreciation and amortization	36.4	38.7
Miscellaneous, net	20.6	4.6
EBITDA	$(22.4)	$29.3

Non-operating items:
Non-cash stock-based compensation expense	1.1	3.4
Restructuring and related charges	22.3	9.9
Acquisition, integration and divestiture costs	1.2	—
Loss on divested assets	(0.2)	—
Financial control remediation and sustainability actions and related charges	5.7	4.4
Impairment charges	19.8	—
Excessive coupon redemption	—	—
COVID-19 charges	17.9	—
Adjusted EBITDA	$45.4	$47.0

	Six Months Ended June 30,
	2020	2019
	(Unaudited)

Reconciliation to net loss:

Net loss	$(340.7)	$(138.8)
Income (loss) from discontinued operations, net of taxes	—	2.3
Loss from continuing operations, net of taxes	(340.7)	(141.1)

Interest expense	109.3	95.5
Amortization of debt issuance costs	10.0	6.7
Loss on early extinguishment of debt	(11.9)	—
Foreign currency losses, net	18.9	1.4
Benefit from income taxes	(47.1)	(1.1)
Depreciation and amortization	73.2	85.7
Miscellaneous, net	16.5	5.9

EBITDA	$(171.8)	$53.0

Non-operating items:
Non-cash stock-based compensation expense	3.5	3.8
Restructuring and related charges	56.7	22.0
Acquisition, integration and divestiture costs	3.3	0.6
Loss on divested assets	0.6	—
Financial control remediation and sustainability actions and related charges	7.8	6.4
Impairment charges	144.1	—
Excessive coupon redemption	4.2	—
COVID-19 charges	25.4	—

Adjusted EBITDA	$73.8	$85.8

REVLON, INC. AND SUBSIDIARIES
SEGMENT PROFIT, ADJUSTED EBITDA AND ADJUSTED OPERATING LOSS RECONCILIATION
(dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(Unaudited)		(Unaudited)
Segment Profit:
Revlon	$12.3	$25.6	$27.9	$51.2
Elizabeth Arden	10.8	2.7	15.0	4.6
Portfolio	14.5	6.1	21.7	10.6
Fragrances	7.8	12.6	9.2	19.4
Total Segment Profit/Adjusted EBITDA	$45.4	$47.0	$73.8	$85.8

Reconciliation to loss from continuing operations before income taxes:
Loss from continuing operations before income taxes	$(136.7)	$(66.5)	$(387.8)	$(142.2)
Interest expense	60.9	47.8	109.3	95.5
Amortization of debt issuance costs	6.0	3.5	10.0	6.7
Loss on early extinguishment of debt	(11.9)	—	(11.9)	—
Foreign currency losses, net	2.3	1.2	18.9	1.4
Miscellaneous, net	20.6	4.6	16.5	5.9
Operating loss	(58.8)	(9.4)	(245.0)	(32.7)

Non-operating items:
Restructuring and related charges	22.3	9.9	56.7	22.0
Acquisition, integration and divestiture costs	1.2	—	3.3	0.6
Loss on divested assets	(0.2)	—	0.6	—
Financial control remediation and sustainability actions and related charges	5.7	4.4	7.8	6.4
Impairment charges	19.8	—	144.1	—
Excessive coupon redemption	—	—	4.2	—
COVID-19 charges	17.9	—	25.4	—
Adjusted Operating loss	7.9	4.9	(2.9)	(3.7)
Non-cash stock-based compensation expense	1.1	3.4	3.5	3.8
Depreciation and amortization	36.4	38.7	73.2	85.7

Adjusted EBITDA	$45.4	$47.0	$73.8	$85.8

REVLON, INC. AND SUBSIDIARIES
ADJUSTED NET SALES RECONCILIATION
(dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(Unaudited)		(Unaudited)
Segment Net Sales
Revlon	$135.0	$251.5	$316.8	$498.8
Elizabeth Arden	80.9	117.4	176.1	228.8
Portfolio	88.5	118.7	198.5	235.9
Fragrances	43.2	82.6	109.2	159.9
Total Segment Net Sales	$347.6	$570.2	$800.6	$1,123.4

Non-operating items:
Excessive coupon redemption	—	—	4.2	—
Total Adjusted Net Sales	$347.6	$570.2	$804.8	$1,123.4

REVLON, INC. AND SUBSIDIARIES
ADJUSTED GROSS PROFIT RECONCILIATION
(dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(Unaudited)		(Unaudited)
Gross Profit	$179.0	$326.3	$434.2	$641.7
Non-operating items:
COVID-19 charges	16.4	—	21.5	—
Excessive coupon redemption	—	—	4.2	—
Financial control remediation and sustainability actions and related charges	6.1	—	6.1	—
Restructuring and related charges	—	3.0	—	3.0
Adjusted Gross Profit	$201.5	$329.3	$466.0	$644.7

REVLON, INC. AND SUBSIDIARIES
ADJUSTED NET INCOME (LOSS) AND ADJUSTED DILUTED INCOME (LOSS) PER SHARE RECONCILIATION
(dollars in millions, except share and per share amounts)

	Three Months Ended June 30,
	2020	2019
	(Unaudited)

Reconciliation to net loss and diluted loss per share:
Net loss	$(126.8)	$(63.7)

Non-operating items (after-tax):
Restructuring and related charges	18.5	7.5
Acquisition, integration and divestiture costs	1.0	—
Loss on divested assets	(0.1)	—
Financial control remediation and sustainability actions and related charges	4.3	3.4
Impairment charges	19.8	—
Excessive coupon redemption	0.1	—
COVID-19 charges	(0.4)	—

Adjusted net loss	$(83.6)	$(52.8)

Net loss:
Diluted loss per common share	(2.37)	(1.20)
Adjustment to diluted loss per common share	0.81	0.21
Adjusted diluted loss per common share	$(1.56)	$(0.99)

U.S. GAAP weighted average number of common shares outstanding:
Diluted	53,471,004	53,126,700

	Six Months Ended June 30,
	2020	2019
	(Unaudited)

Reconciliation to net loss and diluted loss per share:
Net loss	$(340.7)	$(138.8)

Non-operating items (after-tax):
Restructuring and related charges	44.7	17.0
Acquisition, integration and divestiture costs	2.6	0.5
Loss on divested assets	0.5	—
Financial control remediation and sustainability actions and related charges	5.9	4.9
Impairment charges	130.7	—
Excessive coupon redemption	3.3	—
COVID-19 charges	5.3	—

Adjusted net loss	$(147.7)	$(116.4)

Net loss:
Diluted loss per common share	(6.39)	(2.62)
Adjustment to diluted loss per common share	3.62	0.42
Adjusted diluted loss per common share	$(2.77)	$(2.20)

U.S. GAAP weighted average number of common shares outstanding:
Diluted	53,319,228	53,020,633

REVLON, INC. AND SUBSIDIARIES
FREE CASH FLOW RECONCILIATION
(dollars in millions)

	Six Months Ended June 30,
	2020	2019
	(Unaudited)

Reconciliation to net cash used in operating activities:
Net cash used in operating activities	$(164.2)	$(41.2)
Less capital expenditures	(2.7)	(12.2)

Free cash flow	$(166.9)	$(53.4)

Contacts

Investor Relations:
212-527-4040 or Eric.warren@revlon.com